UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2024

ZEROFOX HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-39722	98-1557361
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1834 S. Charles Street Baltimore, Maryland	21230
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 936-9369

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	ZFOX	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	ZFOXW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Other Events.

As previously disclosed, ZeroFox Holdings, Inc. (the “Company” or “ZeroFox”) entered into the Agreement and Plan of Merger (the “Merger Agreement”), dated as of February 6, 2024, by and among the Company, ZI Intermediate II, Inc., a Delaware corporation (“Parent”), and HI Optimus Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), pursuant to which, and on the terms and subject to the conditions thereof, Merger Sub will merge with and into the Company, with the Company surviving the merger as a wholly-owned subsidiary of Parent (the “Merger”). Parent and Merger Sub are each affiliated with Haveli Investments Software Fund I, L.P. and Haveli Investments Software Fund I Cayman, L.P., funds managed by Haveli Investments L.P., a private equity firm focused on the software and technology-enabled services sectors.

On April 30, 2024, the Company held a special meeting of stockholders (the “Special Meeting”) to consider and vote on (1) a proposal to adopt the Merger Agreement (the “Merger Agreement Proposal”) and (2) a proposal to approve one or more adjournments of the Special Meeting to a later date or dates, if necessary or advisable, to permit further solicitation of proxies in the event that there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting (the “Adjournment Proposal”), which are described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 18, 2024. As of the close of business on March 15, 2024, the record date for the Special Meeting, there were 124,843,024 shares of the Company’s common stock outstanding, each of which was entitled to one vote for each proposal at the Special Meeting. 91,115,905 shares of the Company’s common stock, representing approximately 73% of all of the issued and outstanding shares of the Company’s common stock entitled to vote, were present or represented by proxy at the Special Meeting, constituting a quorum to conduct business. The Merger Agreement Proposal was approved by the requisite vote of the Company’s stockholders.

The final voting results for the Merger Agreement Proposal are set forth below.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
90,367,604	412,923	335,378	—

The final voting results for the Adjournment Proposal are set forth below.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
90,293,617	507,340	314,948	—

Completion of the Merger remains subject to the satisfaction of customary closing conditions, including regulatory approvals.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements, including the statement about the anticipated date of the closing of the proposed transaction. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. These risks and uncertainties include, but are not limited to, the following: the ability of ZeroFox to meet expectations regarding the timing and completion of the proposed transaction; the possibility that the conditions to the closing of the proposed transaction are not satisfied; the occurrence of any event, change or other circumstances that could result in the Merger Agreement being terminated or the proposed transaction not being completed on the terms reflected in the Merger Agreement, or at all; the risk that the Merger Agreement may be terminated in circumstances that require ZeroFox to pay a termination fee; the ability of each party to consummate the proposed transaction; risks related to the possible disruption of management’s attention from ZeroFox’s ongoing business operations due to the proposed transaction; and other risks and uncertainties detailed in the periodic reports that ZeroFox files with the SEC, including ZeroFox’s Annual Report on Form 10-K filed with the SEC on March 15, 2024. If any of these risks or uncertainties materialize, or if any of ZeroFox’s assumptions prove incorrect, ZeroFox’s actual results could differ materially from the results expressed or implied by these forward-looking statements. All forward-looking statements in this report are based on information available to ZeroFox as of the date of this report, and ZeroFox does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZEROFOX HOLDINGS, INC.

Date: May 1, 2024	By:	/s/ Timothy S. Bender
	Name:	Timothy S. Bender
	Title:	Chief Financial Officer

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